SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2006

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12826	25-1445946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Center Square, Greencastle, Pennsylvania		17225
(Address of principal executive offices)		(Zip Code)

(866) 597-2137

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TOWER BANCORP, INC.

CURRENT REPORT ON FORM 8-K

Item 8.01. Other Events

On May 5, 2006, Tower Bancorp, Inc. received final regulatory approval to consummate the merger of FNB Financial Corporation with and into Tower Bancorp, Inc. The shareholders of Tower Bancorp, Inc. and FNB Financial Corporation previously approved the merger at their respective shareholders’ meetings on March 14, 2006. The merger is expected to be completed as of June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

TOWER BANCORP, INC.

Date:	May 9, 2006	By:	/s/ Jeff B. Shank
Jeff B. Shank
Chief Executive Officer